                                                                    EXHIBIT 10.1



                         INDUSTRIAL MODIFIED GROSS LEASE


                              MONAGHAN COMPANY, LLC

                                       and

                             COLONIAL TRUST COMPANY,
                              AS SUCCESSOR TRUSTEE
                 UNDER THE MONAGHAN IRREVOCABLE CHILDREN'S TRUST
                            CREATED DECEMBER 17, 1983

                                    Landlord

                                       and

              ELECTRONICS ACCESSORY SPECIALISTS INTERNATIONAL, INC.

                                     Tenant


                                 Dated: 12-20-96





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                               TABLE OF CONTENTS

ARTICLE 1  SUMMARY OF BASIC TERMS.............................................1

ARTICLE 2  DELIVERY, TERM AND CONSTRUCTION....................................2
     2.1   Term...............................................................2
     2.2   Memorandum.........................................................2
     2.3   Area Measurement...................................................2
     2.4   Condition..........................................................2
     2.5   Expansion Option...................................................2

ARTICLE 3  USE OF PREMISES....................................................3
     3.1   Permitted Uses.....................................................3
     3.2   Insurance Restrictions.............................................3
     3.3   Improvements.......................................................3
     3.4   Prohibitions.......................................................3
     3.5   Common Areas.......................................................3
     3.6   Rules and Regulations..............................................3
     3.7   Compliance with Law................................................3
     3.8   Audit..............................................................4

ARTICLE 4  SECURITY DEPOSIT...................................................4

ARTICLE 5  RENT...............................................................4
     5.1   Base Rent..........................................................4
     5.2   Adjustments........................................................4
     5.3   Late Charges and Interest..........................................5
     5.4   Excise Taxes.......................................................5
     5.5   Obligations Are Rent...............................................5
     5.6   Proration..........................................................5

ARTICLE 6  OPERATING COSTS....................................................5
     6.1   Tenant's Share.....................................................5
     6.2   Estimates..........................................................5
     6.3   Annual Reconciliation..............................................5
     6.4   Partial Year Proration; Variable Cost Adjustment...................5
     6.5   "Operating Costs"..................................................6
     6.6   Exclusions.........................................................7
     6.7   Excess Expenses....................................................7

ARTICLE 7  TAXES..............................................................7

ARTICLE 8  INSURANCE AND INDEMNITY............................................8
     8.1   Insurance Policies.................................................8
     8.2   Policy Requirements................................................8
     8.3   Evidence of Coverage...............................................8
     8.4   Indemnity and Exculpation..........................................8
     8.5   Landlord's Policies................................................9

ARTICLE 9  FIRE AND CASUALTY..................................................9
     9.1   Termination Rights.................................................9
     9.2   Restoration........................................................9
     9.3   Abatement..........................................................9
     9.4   Demolition of Project..............................................9
     9.5   Agreed Remedies....................................................9

ARTICLE 10 CONDEMNATION.......................................................9
     10.1  Automatic Termination..............................................9
     10.2  Optional Termination..............................................10
     10.3  Award.............................................................10

ARTICLE 11 MAINTENANCE.......................................................10
     11.1  By Tenant.........................................................10
     11.2  By Landlord.......................................................10
     11.3  Cost Reimbursement................................................10


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
ARTICLE 12  UTILITIES........................................................10

ARTICLE 13  LANDLORD RIGHT OF ENTRY..........................................10

ARTICLE 14  SIGNS............................................................11

ARTICLE 15  TENANT ALTERATIONS...............................................11
     15.1   Tenant Alterations...............................................11
     15.2   Tenant Installations.............................................11
     15.3   Mechanics Liens..................................................11

ARTICLE 16  ASSIGNMENT AND SUBLETTING........................................12
     16.1   Consent Required.................................................12
     16.2   Requests for Approval............................................12
     16.3   Continued Responsibility.........................................12
     16.4   Excess Proceeds..................................................12
     16.5   Limitations......................................................12
     16.6   No Waiver........................................................12
     16.7   Transfer by Landlord.............................................12

ARTICLE 17  SUBORDINATION AND ATTORNMENT.....................................12
     17.1   Subordination....................................................12
     17.2   Lender Protection................................................13
     17.3   Documentation....................................................13
     17.4   Other Transactions...............................................13

ARTICLE 18  ESTOPPEL CERTIFICATES............................................13

ARTICLE 19  QUIET ENJOYMENT..................................................13

ARTICLE 20  SURRENDER AND HOLDOVER...........................................13
     20.1   Surrender........................................................13
     20.2   Holdover.........................................................14

ARTICLE 21  BREACH, DEFAULT, AND REMEDIES....................................14
     21.1   Default..........................................................14
     21.2   Remedies.........................................................14
     21.3   Subtenancies.....................................................15

ARTICLE 22  LANDLORD LIABILITY...............................................15

ARTICLE 23  NOTICES..........................................................15

ARTICLE 24  BROKERAGE........................................................15

ARTICLE 25  GENERAL..........................................................16
     25.1   Severability.....................................................16
     25.2   No Waiver........................................................16
     25.3   Effect of Payment................................................16
     25.4   Delay............................................................16
     25.5   Lender Notice....................................................16
     25.6   No Offer.........................................................16
     25.7   Successors.......................................................16
     25.8   Integration......................................................16
     25.9   Governing Law....................................................16
     25.10  Deadlines Enforceable............................................16
     25.11  Counterparts.....................................................16

ARTICLE 26  OPTION TO EXPAND.................................................17

ARTICLE 27  RIGHT OF FIRST REFUSAL...........................................17

ARTICLE 28  REPRESENTATIONS AND WARRANTIES...................................17

EXHIBIT A - THE PREMISES.....................................................20

EXHIBIT B - THE PROJECT......................................................21

EXHIBIT C - CONSTRUCTION PROVISIONS..........................................22

EXHIBIT D - RULES AND REGULATIONS............................................23




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                                                         Dated December 20, 1996

                         INDUSTRIAL MODIFIED GROSS LEASE


MONAGHAN COMPANY, LLC an Arizona limited liability company, and COLONIAL TRUST COMPANY, an Arizona corporation, as successor Trustee under the Monaghan, Irrevocable Children's Trust created December 17, 1983 (collectively, "Landlord"), hereby leases the Premises described below, for the Term and on the terms and conditions set forth in this Lease, to ELECTRONICS ACCESSORY SPECIALISTS INTERNATIONAL, INC., a Delaware corporation ("Tenant").

ARTICLE 1   SUMMARY OF BASIC TERMS

1.1 The Premises: Unit A in the Building consisting of approximately 38,712 square feet of rentable area as illustrated on the attached Exhibit A.

1.2 The Building: The building located at 7955 East Redfield Road, Scottsdale, Arizona.

1.3 "Project" means the Building identified in Section 1.2, and all lands and facilities used in connection with the Building as reasonably determined from time to time by Landlord. A site plan for the Project in its current configuration is attached as Exhibit B.

1.4      Security Deposit: $29,398.00

1.5 The Term: TWENTY FIVE (25) MONTHS, beginning on the Commencement Date and ending on the Expiration Date, (the "Initial Term") subject to the provisions of Section 2.5.

1.6 Commencement and Expiration Dates: JANUARY 1, 1997 AND JANUARY 31, 1999, respectively, subject to the provisions of Section 2.1 and Exhibit C.

1.7 Base Rent: $.75 per rentable square foot per month from the Commencement Date through JANUARY 31, 1999, subject to adjustment under the provisions of Section 5.2. THE FIRST THIRTY (30) DAYS OF RENT SHALL BE ABATED.

1.8 Tenant's Proportionate Share: 51.68%, consisting of the ratio of the rentable area of the Premises to the rentable, area of the Building.

1.9 Use of the Premises: GENERAL OFFICES, LIGHT ASSEMBLY, WAREHOUSE AND DISTRIBUTION OF MOBILE ELECTRONICS AND RELATED PRODUCTS. No chemical processing, nor use of hazardous chemicals, is permitted. TENANT INTENDS TO DO INCIDENTAL PAINTING OF PROTOTYPES ON PREMISES AND WILL PROVIDE ADEQUATE VENTILATION.

1.10     Tenant Improvement Allowance: Per Exhibit "C."

1.11     Tenant's Address for Notices:

         ELECTRONICS ACCESSORY SPECIALISTS INTERNATIONAL, INC.
         7955 EAST REDFIELD ROAD
         SCOTTSDALE, AZ 85260

         ATTENTION: JEFFREY DOSS, PRESIDENT

1.12     Landlord's Notice Address:

          Horizon Real Estate Group, Inc.
          2999 North 44th Street, Suite 450
          Phoenix, AZ 85018

          with a copy to:



          Charles M.  King
          Fennemore Craig
          Two North Central Avenue
          Suite 2200
          Phoenix, Arizona 85004-2390

1.13 Brokers: Horizon Real Estate Group, Inc., representing Landlord, and B-H Enterprises of Arizona, Inc., representing Tenant.

ARTICLE 2   DELIVERY, TERM AND CONSTRUCTION

2.1 Term. The Term of this Lease, and the dates of commencement and expiration of the Term, are set forth in Sections 1.5 and 1.6. Landlord shall not be liable for any direct or consequential damages resulting from delayed delivery of the Premises (by reason of delayed construction or otherwise) and the scheduled Commencement Date and the Expiration Date shall be postponed by an amount equal to the period of delay. In the event the Premises are ready for occupancy by Tenant in accordance with Exhibit C prior to January 1, 1997, Tenant agrees to accept early occupancy, and the Commencement date shall be adjusted to the date of possession. IN THE EVENT THE PREMISES ARE NOT DELIVERED TO TENANT WITH ALL WORK REQUIRED IN EXHIBIT C SUBSTANTIALLY COMPLETED WITHIN 90 DAYS AFTER TENANT HAS EXECUTED THIS LEASE AND SIGNED ITS APPROVAL OF THE WORKING DRAWINGS (SUBJECT TO TENANT DELAY), BASE RENTAL SHALL BE ABATED TO THE EXTENT OF ONE DAY'S RENT PER DAY FOR EACH DAY OF DELAY (EXCEPTING TENANT DELAY) PAST THE 90TH DAY UNTIL THE WORK IS SUBSTANTIALLY COMPLETED.

2.2 Memorandum. At the request of either party at any time following completion of the work described in Exhibit "C," a memorandum shall be executed reflecting the date of completion of the work and confirming the Commencement Date and Expiration Date.

2.3 Area Measurement. Landlord and Tenant have verified the area of the Premises to their mutual satisfaction, and neither the Base Rent nor any other obligation under this Lease shall be subject to adjustment as a result of any future remeasurement of the Premises.

2.4 Condition. Landlord shall have no obligation to make any improvements or alterations to the Premises or the Project whatsoever, except that Landlord shall perform all of its obligation in accordance with Exhibit C ("Landlord's Construction"). Subject to completion of Landlord's Construction and performance of Landlord's maintenance and repair obligations under this Lease, Tenant accepts the Premises in an AS IS condition, with all faults. Landlord represents that so far as it is aware, there exist no substances or materials within the Premises in violation of applicable environmental laws, including without limitation the Resource Conservation and Recovery Act of 1976 and the Comprehensive Environmental Response, Compensation and Liability Act, there exist no asbestos-containing materials within the Premises, and there exist no underground storage tanks in the Project. If any contamination of the Project in violation of applicable environmental law not caused by Tenant shall be discovered, Landlord shall remediate the contamination at its sole expense in accordance with applicable law. LANDLORD REPRESENTS THAT THE PREMISES COMPLIED WITH GOVERNING CODES AND ADA (AMERICANS WITH DISABILITIES ACT) REQUIREMENTS PRIOR TO TENANT'S OCCUPANCY. TENANT'S RESPONSIBILITY FOR ADA COMPLIANCE SHALL BE WITH RESPECT TO ANY UNIQUE OR SPECIFIC TENANT USE OF THE PREMISES. ADDITIONALLY, ANY CHANGE IN FUTURE ENVIRONMENTAL OR ADA LAW WHICH NECESSITATES ACTION AT THE PROPERTY, SHALL BE AT LANDLORD'S SOLE COST AND EXPENSE, UNLESS SUCH ACTION IS REQUIRED DUE TO TENANT'S SPECIFIC USE.

2.5 Extension Option. Provided that Tenant is not then in default under this Lease beyond any applicable cure period, and provided Tenant has not exercised its Expansion Option, Tenant shall have the option to extend the Initial Term of this Lease by ONE PERIOD OF TWO YEARS (the "Renewal Term") by written notice given to Landlord not less than 120 days before the expiration of the Initial Term. If the option is not exercised in a timely, manner, then the Lease shall automatically expire at the end of the Initial Term, and Tenant shall surrender possession of the Premises in accordance with the terms of this Lease. All of the terms and conditions of this Lease shall continue to apply during the Renewal Term. Tenant also is granted an Expansion Option (in Article
26) in this Lease. SHOULD THE EXPANSION OPTION BE EXERCISED, THE INITIAL TERM HEREOF IS AUTOMATICALLY EXTENDED (SEE ARTICLE 26). Further, should the Expansion Option be exercised, Tenant shall have the option to extend the Initial Term of this Lease by UP TO THREE (3) ONE (1) YEAR LEASE TERMS by written notice given to Landlord not less than 180 days before the expiration of the current term. The three one year options shall be in lieu of the single two year option described above.



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

ARTICLE 3   USE OF PREMISES

3.1 Permitted Uses. Tenant shall use and occupy the Premises for the purposes set forth in Section 1.9 and for no other purpose whatsoever without Landlord's prior written consent. TENANT SHALL NOT OPERATE ITS BUSINESS ON THE PREMISES PRIMARILY AT NIGHT.

3.2 Insurance Restrictions. Tenant shall not perform any act which would cause the cancellation of any insurance policies related to the Project. Tenant shall reimburse Landlord for any increases in insurance premiums paid by Landlord directly related to the nature of Tenant's use of the Premises or the nature of Tenant's business. AS OF THE DATE OF EXECUTION HEREOF, LANDLORD IS NOT AWARE OF ANY PLANNED OR PENDING INCREASE IN SAID PREMIUM RELATED TO TENANT'S PERMITTED USE.

3.3 Improvements. If due to the nature of Tenant's use of the Premises, improvements or alterations are necessary to comply with any requirements imposed by law, Tenant shall pay the entire cost of the improvements or alterations. LANDLORD SHALL CAUSE ALL ALTERATIONS CONSTRUCTED BY IT IN ACCORDANCE WITH EXHIBIT C TO COMPLY WITH THE AMERICANS WITH DISABILITIES ACT, BUT TENANT SHALL BE RESPONSIBLE FOR ANY FURTHER ALTERATIONS TO THE PREMISES REQUIRED BY THAT ACT TRIGGERED BY ALTERATIONS MADE BY TENANT BEYOND THE SCOPE OF EXHIBIT C.

3.4 Prohibitions. Tenant shall not cause or maintain any nuisance in or about the Premises and shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which would create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, noise or heat. Tenant shall not cause the safe floor loading capacity to be exceeded. Tenant shall not disturb or interfere with the quiet enjoyment of the premises of any other tenant.

3.5 Common Areas. All of the portions of the Project made available by Landlord for use in common by tenants and their employees and invitees ("Common Areas") at all times shall remain subject to Landlord's exclusive control and Landlord shall be entitled to make such changes in the Common Areas as it deems appropriate. Tenant shall be entitled to the use of 50% of the uncovered, non-visitor parking spaces in the north parking lot of the Project on an unreserved, first come, first serve basis; Tenant shall be entitled to 50% of the covered, reserved parking spaces in the north parking lot of the Project; Tenant shall be entitled to the use of not more than twelve (12) covered, reserved parking spaces in the south parking lot; each of such covered, reserved spaces in the south parking lot shall be provided rent-free. Additional covered spaces in the south parking lot, when available and when reserved for Tenant, shall be subject to a non-discriminatory monthly charge (not to exceed $25 per space per month) payable as additional rent hereunder. Tenant shall be entitled to the use of uncovered, unreserved parking spaces in the south parking area of the Project on a first come, first serve basis in common with other tenants in the Project, provided, however: Phoenix Newspapers, another tenant in the Project, shall be entitled to the exclusive use of up to 80% of the uncovered parking spaces in the south parking lot between the hours of 11:00 p.m. and 5:30 a.m., and at all other times not more than 100 parking spaces in the Project; TENANT SHALL BE ENTITLED TO THE EXCLUSIVE USE OF UP TO 77 SPACES IN THE SOUTH PARKING LOT DURING REGULAR BUSINESS HOURS (M-F 8:00A.M.-5:00P.M.). Landlord reserves the right to reduce the number of unreserved spaces available to Tenant in the lot in front of the Building in order to satisfy reasonable requirements for visitor or handicapped parking so long as the reduction is equitably shared by all tenants having parking rights in that lot. Landlord also reserves the right to mark uncovered spaces as reserved spaces, in which case Tenant's spaces shall be marked with its name. Tenant shall have the non- exclusive use of the truckwell in the south parking area in common with other tenants in the Project. However, Tenant shall be subject to reasonable restrictions by Landlord on its use and access to the truckwell at such times and on such days as Phoenix Newspapers, Inc. receives its deliveries of printed newspapers for immediate distribution.

3.6 Rules and Regulations. Tenant shall comply and shall cause its employees to comply with the rules and regulations for the Project. The current rules and regulations are attached as Exhibit D. Landlord from time to time by notice to Tenant may amend the rules and regulations and establish other reasonable non-discriminatory rules and regulations for the Project.

3.7 Compliance with Law. Without in any manner limiting any other provision of this Lease, Tenant hereby warrants and agrees for the full term of any obligations under this Lease:

         (a) to comply fully with all federal, state and local laws, rules, orders, or regulations pertaining to health or the environment ("Environmental Laws"), including, without limitation, the comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") and the Resource Conservation and Recovery Act of 1987, as amended ("RCRA").

         (b) that Tenant will not dispose of nor permit or acquiesce in the disposal of any hazardous or toxic waste (including, but not limited to, any paints, solvents, or paint thinners) products on, under or around the Premises, UNLESS IN DESIGNATED CONTAINERS AND PROCEDURES IMPLEMENTED BY AND AT TENANT'S SOLE COST AND EXPENSE.

         (c) to defend, INDEMNIFY and hold harmless Landlord for any and all costs, claims, demands, damages including attorneys' fees and court costs and investigatory and laboratory fees, related to any breach of this Lease by Tenant, including, without limitation, any adverse health or environmental condition (including without limitation any violation of Environmental Laws) CAUSED BY TENANT during the term of this Lease. This indemnification to Landlord shall survive the termination of the Lease by ONE YEAR FOR DISCOVERY OF SUCH CONDITIONS OR RECEIPT OF CLAIMS, WHICHEVER IS FIRST TO OCCUR. HOWEVER, THE INDEMNIFICATION SHALL SURVIVE THE TERMINATION OF THE LEASE BEYOND ONE YEAR FOR PURPOSE OF DEFENDING CLAIMS MADE OR CURING BREACHES DISCOVERED DURING THE PERIOD ENDING ONE YEAR AFTER THE TERMINATION OF THE LEASE.

         (d) to comply with all reporting obligations imposed under the Federal Emergency Planning and Community Right to Know Act of 1986 and any similar state or local laws, rules or regulations.

         (e) to comply with all pretreatment requirements imposed by law with respect to the disposal of waste or effluent into the sanitary sewer system;

         (f) to use its best efforts to prevent any dumping, spillage, leakage or runoff of substances regulated under. Environmental Laws ("Regulated Substances") into dry wells, storm drains, water retention areas, Common Areas or any areas where such substances could be absorbed into the soil;

         (g) to obtain and maintain all permits required by federal, state or local laws, rules or regulations;

         (h) to prepare, and upon request provide a copy to Landlord of, all response plans required by applicable law; and

         (i) not to keep, store, or use within the Premises any Regulated Substances except such quantities that are reasonably necessary for Tenant's business and such quantities which are customarily associated with office usage, such as copier AND CLEANING supplies.

3.8 Audit. UPON REASONABLE NOTICE, but not more than twice in any one year (unless warranted by an incident CAUSED BY TENANT, ITS AGENTS OR EMPLOYEES) Landlord may retain an environmental consultant or engineer to conduct an audit or environmental assessment of the Premises and Tenant's compliance with applicable laws, rules and regulations. Tenant shall extend its full cooperation with the audit or investigation. If Tenant is found not to be substantially in compliance with applicable law, all reasonable costs associated with AUDITS OR ASSESSMENTS INITIATED FOLLOWING AN INCIDENT IN WHICH TENANT, ITS AGENTS OR EMPLOYEES ARE FOUND RESPONSIBLE shall be paid by Tenant to Landlord upon demand; otherwise all costs shall be borne by Landlord. In addition, Tenant, at Landlord's request from time to time, shall complete such questionnaires and provide such information with respect to Tenant's activities and operations on the Premises as Landlord shall reasonably require.

ARTICLE 4   SECURITY DEPOSIT

UPON EXECUTION OF THIS LEASE TENANT SHALL BE CREDITED FOR ITS PRIOR DEPOSIT WITH LANDLORD OF A SECURITY DEPOSIT IN THE AMOUNT SET FORTH IN SECTION 1.4 to secure Tenant's performance of this Lease. The deposit shall not bear interest, shall not be required to be maintained in a separate account, and shall be returned, less any unpaid claims against Tenant, upon the expiration of this Lease and the surrender of possession of the Premises, to Tenant or the last assignee of Tenant's interest.

ARTICLE 5   RENT

5.1 Base Rent. Tenant shall pay to Landlord, in advance, on the first day of each calendar month, beginning on the Commencement Date, Base Rent in the amount set forth in Section 1.7, subject to adjustment under Section 5.2.

5.2 Adjustments. The Base Rent shall not be subject to adjustment during the Initial Term hereunder (EXCEPT PURSUANT TO ARTICLE 26). IN THE EVENT TENANT EXERCISES ITS TWO YEAR RENEWAL OPTION, THE BASE RENT

FOR THE RENEWAL TERM SHALL BE $.80 PER RENTABLE SQUARE FOOT PER MONTH. IN THE EVENT TENANT EXERCISES ANY OF ITS THREE ONE YEAR RENEWAL OPTIONS FOLLOWING EXERCISE OF ITS EXPANSION OPTION, THE BASE RENT FOR EACH OPTION TERM SHALL BE ADJUSTED UPWARDS TO THE GREATER OF THE PREVAILING RATE FOR COMPARABLE SPACE IN THE SCOTTSDALE AIRPARK, OR 5% HIGHER THAN THE BASE RENT FOR THE TERM THEN ENDING.

5.3 Late Charges and Interest. Tenant shall pay to Landlord a late charge equal to 5% of the Base Rent or any other amount payable under this Lease is not paid within fifteen days after the date it is due and payable. The late charge constitutes liquidated damages to compensate Landlord for costs and inconveniences of special handling and disruption of cash flow and is not a penalty. The assessment or collection of a late charge shall not constitute the waiver of a default and shall not bar the exercise of other remedies for nonpayment. In addition to the late charge, all amounts not paid within fifteen days after the date due shall bear interest from the date due (i) until the happening of an Event of Default, at the rate of 12% per annum and (ii) thereafter, at the rate set forth in Section 21.2.

5.4 Excise Taxes. Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax levied, or imposed upon, or measured by, any amount payable by Tenant under this Lease. IN ACCORDANCE WITH ARIZONA LAW, TENANT'S PAYMENT OF ITS SHARE OF TENANT IMPROVEMENT COSTS OVER AND ABOVE THE ALLOWANCE PROVIDED BY LANDLORD SHALL NOT BE SUBJECT TO THE TRANSACTION PRIVILEGE TAX, EXCEPT THAT SUCH COSTS ARE INTENDED TO INCLUDE SALES TAX CHARGED BY THE CONTRACTOR TO LANDLORD.

5.5 Obligations Are Rent. All amounts payable to Landlord under this Lease constitute rent and shall be payable without notice, demand, deduction or offset to such person and at such place as Landlord may from time to time designate by written notice to Tenant.

5.6 Proration. Base Rent payable with respect to a period consisting of less than a full calendar month shall be prorated.

ARTICLE 6   OPERATING COSTS

6.1 Tenant's Share. Tenant shall pay to Landlord Tenant's Proportionate Share of the increase, if any, in Operating Costs for each calendar year above the Operating Costs incurred in the calendar year 1997. TENANT'S PROPORTIONATE SHARE OF THE INCREASE IN 1997 IS $0.00, BY DEFINITION.

6.2 Estimates. From time to time after the end of 1997, Landlord shall by written notice specify Landlord's estimate of Tenant's obligation under Section
6.1. Tenant shall pay one-twelfth of the estimated annual obligation on the first day of each calendar month.

6.3 Annual Reconciliation. Within 180 days after the end of each calendar year, Landlord shall provide to Tenant a written summary of the Operating Costs for the calendar year, determined on an accrual basis in accordance with generally accepted accounting principles, and broken down by principal categories of expense. The statement also shall set forth Tenant's Proportionate Share of Operating Costs and shall show the amounts paid by Tenant on account. Any difference between Tenant's obligation and the amounts paid by Tenant on account shall be paid or refunded, as the case may be, within fifteen days after the statement is provided. IN THE EVENT TENANT DISAGREES WITH SAID STATEMENT, IT MAY, AT ITS SOLE COST AND EXPENSE, CONDUCT AN AUDIT TO VERIFY LANDLORD'S RECONCILIATION BY A PRACTICING CPA. TENANT SHALL HAVE 120 DAYS FOLLOWING ITS RECEIPT OF SAID STATEMENT TO CONDUCT ITS AUDIT AND LANDLORD AGREES TO TIMELY PROVIDE ALL DOCUMENTATION REASONABLY REQUIRED BY THE CPA TO CONDUCT SAID AUDIT. IN THE EVENT TENANT AND LANDLORD DISAGREE ON THE RESULTS OF TENANT'S AUDIT FINDINGS, THEN A MUTUALLY AGREED TO CPA SHALL BE HIRED TO CONDUCT ITS OWN AUDIT. COST OF THE JOINTLY APPOINTED CPA SHALL BE BORNE 50/50 BETWEEN LANDLORD AND TENANT. THE RESULTS OF THE JOINTLY APPOINTED AUDIT SHALL BE FINAL AND BINDING. FOLLOWING THE AUDIT(S), ANY REMAINING BALANCE DUE LANDLORD SHALL BE PAID FORTHWITH, AND ANY ADJUSTMENT IN FAVOR OF TENANT SHALL BE REFUNDED TO TENANT FORTHWITH.

6.4 Partial Year Proration; Variable Cost Adjustment. During the last year of the Term, Tenant's responsibility for Operating Costs shall be adjusted in the proportion that the number of days of that calendar year during which the Lease is in effect bears to 365. Tenant's obligations under this Article 6 for the payment of Operating Costs during the Lease Term, including the payment of any deficiency following receipt of the annual statement under Section 6.3, shall survive the expiration or termination of this Lease BY A PERIOD NOT TO EXCEED ONE YEAR. LANDLORD'S OBLIGATIONS UNDER THIS ARTICLE 6 FOR THE PAYMENT OF OPERATING COSTS DURING THE LEASE TERM, INCLUDING THE REFUNDING OF ANY OVERPAYMENT BY TENANT FOLLOWING RECEIPT OF THE ANNUAL STATEMENT UNDER SECTION 6.3, SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE BY A PERIOD NOT TO EXCEED ONE YEAR. If the mean level of occupancy of the Building during a calendar year is less than 100% of the



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



rentable area, the Operating Costs shall be adjusted to reflect the fact that some costs, such as HVAC, vary with level of occupancy while other costs, such as real estate taxes, may not. In order to allocate those variable costs to Occupied space while allocating non-variable costs to occupied and unoccupied space alike, Landlord shall determine, IN ITS REASONABLE DISCRETION, what the total Operating Costs would have been had the Building been fully occupied during the entire calendar year (AND THE YEAR 1997, IF APPLICABLE) on the average, and that adjusted total shall be the figure employed in the statement and calculations described in Sections 6.1 and 6.3.

6.5 "Operating Costs" consist of all costs of operating, maintaining and repairing the Project, including, without limitation, the following:

         (a) Premiums for property, casualty, liability, rent interruption or other insurance.

         (b) Reasonable salaries, wages and other amounts paid or payable for personnel including the Project manager, superintendent, operation and maintenance staff, and other employees of Landlord involved in the maintenance and operation of the Project, including contributions and premiums towards fringe benefits, unemployment and worker's compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or managers engaged in the repair, care, maintenance and cleaning of any portion of the Project, TO THE EXTENT TIME IS SPENT AND WAGES AND OTHER AMOUNTS ARE PROPORTIONATELY ALLOCABLE.

         (c) Cleaning, sweeping, restriping or sealcoating of parking areas.

         (d) Landscaping, including irrigating, trimming, mowing, fertilizing, seeding, and replacing plants.

         (e) Utilities, including fuel, gas, electricity, water, sewer, and other services, except that costs of electrical power provided to the Premises shall be paid as provided in Article 12.

         (f) Maintaining, operating, repairing and replacing equipment (REPLACEMENT COSTS BEING LIMITED BY 6.5(k)).

         (g) Other items of repair or maintenance of the Project, including roofing repairs and exterior painting not to exceed $7,500 per annum.

         (h) Policing and security, if any, and sprinkler monitoring and testing charges.

         (i) The cost of the rental of any equipment, including sprinkler monitoring equipment, and the cost of supplies used in the maintenance and operation of the Project.

         (j) Audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Project.

         (k) Costs of capital expenditures incurred for the purpose of reducing Operating Costs, and costs of improvements, repairs, or replacements which otherwise constitute Operating Costs under this Article but which are properly charged to capital accounts shall not be included in Operating Costs in a single year but shall instead be amortized over their useful lives, as determined by the Landlord in accordance with generally accepted accounting principles, and only the annual amortization amount shall be included in Operating Costs.

         (l) A reasonable fee for the administration and management of the Project appropriate to the nature of the Project as reasonably determined by the Landlord from time to time, but not in excess of prevailing market rates, AND SUBJECT TO A MAXIMUM INCREASE, IF ANY, OF 5% PER ANNUM.


         (m)      Intentionally omitted.

         (n) General and special real and personal property taxes and assessments for the Project, including assessments payable to the Scottsdale Airpark Property Owners' Association, and expenses incurred in efforts to reduce taxes or assessments. Special assessments shall be included only to extent of the annual installment if the assessment is payable over a period of years or if an option to pay the assessment over a term of years exists.

         (o) Refuse removal, to the extent not contracted for and paid directly by other tenants. To the extent another Tenant contracts for a pays directly for refuse removal, Tenant's Proportionate Share of refuse removal costs shall be adjusted to the proportion that the area of the Premises bears to the area of the Project less the area of space leased to tenant contracting for separate refuse removal services.

6.6 Exclusions. Notwithstanding anything to the contrary in Section 6.5, "Operating Costs" shall not include:

         (a) Amounts reimbursed by other sources, such as insurance proceeds, equipment warranties, judgments or settlements.

         (b) Utilities or other expenses paid directly by tenants to suppliers or paid by tenants to Landlord for separately metered or special services and electrical power provided to leased space in the Project.

         (c)      Ground rents.

         (d)      Payments on any mortgage or other encumbrance.

         (e) Premiums on liability insurance coverage in excess of $5,000,000.

         (f)      Construction of tenant improvements.

         (g) Replacement of the roof and replacements (but not repairs) of other structural elements.

         (h)      Parking lot resurfacing.

         (i)      Leasing commissions.

         (j) Correction of defects in material or workmanship in the initial construction of the Project.

         (k) General overhead and administrative expenses of Landlord not directly related to the operation of the Project.

         (l)      Costs of negotiating or enforcing leases of other tenants.

         (m) Costs for preventive maintenance or repair of heating, ventilation, and air conditioning equipment serving the Premises, which shall be paid for by Tenant pursuant to Article 11.3.

6.7      Excess Expenses. Notwithstanding anything to the contrary in this
Article 6, if any tenant's (including Tenant's) use or occupancy of its leased premises results in expenditures for refuse removal, exterior lighting, or truck driveway repair and maintenance in excess of what would be typical for a tenant of a facility comparable to the Project, then the portion of such costs in excess of typical levels of demand shall be excluded from Operating Costs. Tenant shall pay to Landlord its allocable share of such costs (based on Tenant's share of such excessive usage) directly to Landlord periodically upon request. In the event of a dispute with respect to whether Tenant's use results in excessive exterior lighting or truck driveway repair and maintenance, or over the portion of such costs to be allocated to Tenant, a binding determination shall be made by the regularly employed electrical or paving contractor familiar with the Project. If requested, Tenant shall make monthly payments on account of Tenant's obligations under this Section on an estimated basis, subject to annual reconciliation in the same manner as Operating Costs. Landlord's obligations with respect to record keeping and Tenant's rights to review related records shall be the same as those related to records of Operating Costs. TENANT SHALL ALSO BE RESPONSIBLE FOR THE COST OF ADDITIONS TO THE PROJECT'S ELECTRICAL OR HVAC CAPACITY WARRANTED BY TENANT'S INSTALLATION OF ELECTRIC DEVICES AND EQUIPMENT IN THE PREMISES WHICH INCREASE RECEPTACLE LOADS ABOVE 6.6 WATTS PER SQUARE FOOT. AT THE TIME LANDLORD DETERMINES THAT THE THRESHOLD OF 6.6 WATTS PER SQUARE FOOT HAS BEEN REACHED OR EXCEEDED, LANDLORD SHALL REVIEW TENANT'S EQUIPMENT AND USAGE WITH TENANT AND DETERMINE THE EXTENT TO WHICH ADDITIONAL CAPACITY MAY BE REQUIRED. LANDLORD SHALL NOT INSTALL ADDITIONAL CAPACITY AT TENANT'S EXPENSE UNTIL AFTER PROVIDING TENANT WITH THE ESTIMATED COST THEREOF, AND ALLOWING TENANT TO REDUCE ITS CAPACITY UTILIZATION.

ARTICLE 7         TAXES

7.1 Landlord shall pay before delinquent all general and special real property taxes assessed or levied on the Project, to reimbursement under Article 6.

7.2 Tenant shall pay before delinquent all taxes levied or assessed upon, measured by, or arising from (a) the


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


conduct of Tenant's business; (b) Tenant's leasehold estate; or (c) Tenant's property.

ARTICLE 8   INSURANCE AND INDEMNITY

8.1 Insurance Policies. Tenant shall, at its expense, take out and keep in full force and effect the following insurance:

         (a) All-risk property insurance including sprinkler leakage in an amount equal to the full replacement cost of all property owned by Tenant.

         (b)      INTENTIONALLY DELETED.

         (c)      Plate glass insurance coverage.

         (d) Comprehensive liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant, including coverage for "premises/operations", "products and completed operations", and "blanket contractual" liabilities, written on an occurrence basis with limits not less than $1,000,000, naming Landlord, its agents, affiliates and contract property manger as additional insureds.

         (e) At all time during the Lease Term, Tenant shall procure and maintain workers' compensation insurance in accordance with applicable law and employer's liability insurance with a limit not less than $500,000 BODILY INJURY EACH ACCIDENT; $500,000 BODILY INJURY BY DISEASE - EACH PERSON; AND $500,000 BODILY INJURY BY DISEASE - POLICY LIMIT.

8.2      Policy Requirements. Tenant's insurance policies shall:


         (a) where applicable, contain the mortgagee's standard mortgage clause and in any event a waiver of any subrogation rights which Tenant's insurers may have against Landlord and against those for whom the Landlord is in law responsible;

         (b) be taken out with insurers reasonably acceptable to Landlord and be in a form satisfactory from time to time to Landlord;

         (c) be non-contributing and apply as primary and not as excess to, any other insurance available to the Landlord;

         (d) not be invalidated with respect to the interests of the Landlord and the holder of any encumbrance on the Project by reason of any breach or violation by Tenant of any warranties, representations, declarations or conditions contained in the policies; and

         (e) contain an undertaking by the insurers to notify the Landlord, and the holder of any encumbrance on the Project designated by Landlord, in writing not less than thirty days prior to any material change, cancellation or termination.

8.3 Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance or, if required by Landlord, certified copies of each such insurance policy: (a) as soon as practicable after the placing of the required insurance and (b) periodically thereafter before expiration, renewal or replacement of the policies then in force. No review or approval of any such insurance certificate by Landlord shall derogate or diminish Landlord's rights or Tenant's obligations. Tenant shall not take possession of the Premises without having complied with the requirements of this Section.

8.4 Indemnity and Exculpation. Tenant shall defend, indemnify and hold Landlord harmless from any and all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, regardless of fault or negligence which is imputed to Landlord as the owner of the PROJECT but which involves a condition of the Premises within the control of Tenant, its employees or contractors. Tenant shall not be required, however, to indemnify Landlord against a claim arising from Landlord's active negligence, breach of lease, breach of contract, or willful misconduct. Landlord shall not be liable and Tenant hereby waives all claims for any damage to any property in or about the Premises or the Project or injury or inconvenience to Tenant's business, by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances). Tenant acknowledges that it is protecting itself against logs by maintaining appropriate insurance coverage.

8.5 Landlord's Policies. No insurable interest is conferred upon Tenant under any policies of insurance carried by Landlord, and Tenant shall not be entitled to share or receive proceeds of any insurance policy carried by Landlord.

ARTICLE 9   FIRE AND CASUALTY

9.1 Termination Rights. If all or part of the Premises is rendered untenantable by damage from fire or other casualty which in Landlord's reasonable determination cannot be substantially repaired (employing normal construction methods without overtime or other premium) under applicable laws and governmental regulations within, 180 days from the date of the fire or other casualty, then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not later than ten days after notice of such determination is given by Landlord. Landlord shall provide its determination of the estimated time to restore the Premises within thirty days after the casualty. IN THE EVENT THE LEASE IS TERMINATED AS A RESULT OF THIS CLAUSE, RENT SHALL BE ABATED TO THE EXTENT OF THE DAMAGED AREA OR UTILITY OF THE PREMISES, AND PRO RATED TO THE DATE OF THE CASUALTY. ANY UNEARNED RENT PREVIOUSLY PAID BY TENANT SHALL BE REFUNDED BY LANDLORD.

9.2 Restoration. If in Landlord's reasonable determination the damage caused by the fire or casualty can be substantially repaired (employing normal construction methods without overtime or other premium) under applicable laws and governmental regulations within 180 days from the date of the fire or other casualty, or if neither party exercises its right to terminate under Section 9.1, Landlord shall repair such damage other than damage to furniture, chattels or trade fixtures which do not belong to the Landlord, which shall be repaired forthwith by Tenant at its own expense.

9.3 Abatement. During any period of restoration, the Base Rent payable by Tenant shall be proportionately reduced to the extent that the Premises are thereby rendered untenantable from the date of casualty until completion by Landlord of the repairs to the Premises (or the part thereof rendered untenantable) or until Tenant again uses the Premises (or the part thereof rendered untenantable) in its business, whichever first occurs.

9.4      Demolition of Project. Notwithstanding anything to the contrary in
Section 9.1, if all or a substantial part (whether or not including the Premises) of the Project is rendered untenantable by damage from fire or other casualty to such a material extent that in the opinion of Landlord the Project must be totally or partially demolished, whether or not to be reconstructed in whole or in part, Landlord OR TENANT may elect to terminate this Lease as of the date of the casualty (or on the date of notice if the Premises are unaffected by such casualty) by written notice delivered to Tenant not more than sixty days after the date of the fire or casualty.

9.5 Agreed Remedies. Except as specifically provided in this Article, there shall be no reduction of rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Project or the Premises. Tenant waives any statutory or other rights of termination by reason of fire or other casualty, it being the intention of the parties to provide specifically and exclusively in this Article for the rights of the parties with respect to termination of this Lease as a result of a casualty.

ARTICLE 10  CONDEMNATION

10.1 Automatic Termination. If during the Term all or any MATERIAL part of the Premises is permanently taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises.

10.2 Optional Termination. If during the term any part of the Project is taken or purchased by right of eminent domain or in lieu of condemnation, whether or not the Premises are directly affected, then if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Project is necessary or desirable as a result thereof, or the amount of parking available to the Project is materially and adversely affected, Landlord shall have the right to terminate this Lease by giving Tenant at least thirty days written notice of such termination.

10.3 Award. Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements and Tenant shall not have or advance any claims against Landlord for the value of its property or its leasehold estate or the unexpired term of this Lease or for costs of removal or relocation or business interruption expense or any other damages arising out of the taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account from the condemning authority any award of compensation attributable to the taking or purchase of Tenant's chattels or trade fixtures or attributable to Tenant's relocation expenses provided that any such separate claim by Tenant shall not reduce or adversely affect the amount of Landlord's award. If any such award made or compensation paid to Tenant specifically includes an award or amount for Landlord, Tenant shall promptly account therefor to Landlord.

ARTICLE 11  MAINTENANCE

11.1 By Tenant. Tenant shall maintain the Premises and the improvements therein (including all doors, plate glass, and electrical and plumbing systems serving the Premises), in good condition and repair, utilizing licensed and bonded contractors. Tenant shall provide all janitorial services required for the Premises. IF LANDLORD, IN ITS REASONABLE DISCRETION, FINDS THE PERFORMANCE OF TENANT'S CONTRACTOR(S) TO BE UNSATISFACTORY, OR IN ANY WAY DETRIMENTAL TO THE OPERATION OF THE PROJECT, LANDLORD MAY REQUIRE TENANT TO DISMISS SAID CONTRACTOR(S) AND PROVIDE NEW CONTRACTOR(S) ACCEPTABLE TO LANDLORD. Tenant also shall make such repairs and alterations necessary to comply with the requirements of any governmental or quasi-governmental authority having jurisdiction which requirements are applicable based on Tenant's specific use, of the Premises; Landlord shall bear the costs of alterations to comply with governmental requirements of a general nature affecting any occupancy.

11.2 By Landlord. Landlord shall maintain the Project and all Common Areas in good condition and repair in accordance with standards then prevailing for comparable properties of like age and character. Landlord shall repair structural defects in roof or walls, shall repair and maintain any common utility facilities in the Common Areas and shall maintain and repair all heating, ventilation and air conditioning systems and equipment. In the event heating, ventilation, or air conditioning equipment serving the Premises requires repair, Tenant shall contact Landlord and Landlord shall promptly carry out all repairs. Notwithstanding anything to the contrary in Section 11.1, Landlord shall be responsible for any facilities located in the Project that are shared with another tenant.

11.3 Cost Reimbursement. Tenant shall pay within thirty days after demand from time to time, in addition to its obligations under Article 6, all amounts REASONABLY incurred by Landlord for preventative maintenance contracts and for maintenance and repair (excluding replacements) for heating, ventilation and air conditioning systems or equipment serving the Premises. MINIMUM SPECIFICATIONS FOR PREVENTIVE MAINTENANCE CONTRACTS SHALL INCLUDE FILTER CHANGES, LUBRICATION AND INSPECTIONS MONTHLY DURING THE PERIOD FROM JUNE THROUGH SEPTEMBER AND BI-MONTHLY FROM OCTOBER THROUGH MAY. In the case any such systems or equipment shared with another tenant, the costs shall be equitably apportioned by Landlord. NOTWITHSTANDING THE FOREGOING, LANDLORD SHALL WARRANT THE HVAC EQUIPMENT AGAINST BREAKDOWNS AND FAILURES FOR THE FIRST 90 DAYS OF THE LEASE TERM AT ITS SOLE COST AND EXPENSE.

ARTICLE 12  UTILITIES

Notwithstanding anything to the contrary in this Lease, Tenant shall pay to Landlord upon demand all costs of electrical power provided to the Premises, calculated at the same rates as charged by the utility supplier, as measured by submeters which shall be installed and read by Landlord. LANDLORD SHALL FURNISH TENANT WITH A REPORT FROM A QUALIFIED ELECTRICIAN OR ELECTRICAL ENGINEER CERTIFYING THAT ALL OF THE OTHER TENANTS' USAGE IS BEING. MEASURED BY THEIR SUBMETERS.

ARTICLE 13  LANDLORD RIGHT OF ENTRY

Upon reasonable notice to Tenant, Landlord shall have access to the Premises for purposes of showing the Premises to current or prospective lenders, to prospective purchasers of the Project, and, during the twelve-month period preceding the expiration of the term of this Lease, to prospective tenants. Landlord shall at all times have access to the Premises for purposes of inspection and performing Landlord's obligations and exercising its rights under this Lease. LANDLORD SHALL MAKE REASONABLE EFFORTS TO MINIMIZE DISRUPTIONS OF TENANT'S OPERATIONS WHILE EXERCISING ITS RIGHT OF ENTRY.

ARTICLE 14  SIGNS

Tenant shall not place or permit to be placed any sign, picture, advertisement, notice, lettering or decoration on any part of the outside of the Premises or anywhere in the interior of the Premises which is visible from the outside of the Premises without Landlord's prior written approval, not to be unreasonably withheld. Landlord acknowledges that Tenant is the largest of three tenants in the Project, and shall therefore be permitted to exclusive use of the existing monument sign on Redfield Road for purposes of identifying itself by name
(only), subject to Landlord's prior review of the proposed sign faces and materials, and subject to Tenant's compliance with any requirements of the Scottsdale Industrial Airpark Owners Association or the City of Scottsdale.

ARTICLE 15  TENANT ALTERATIONS

15.1 Tenant Alterations. Tenant may from time to time at its own expense make changes, additions and improvements in the Premises, provided that any such change, addition or improvement shall:

         (a) comply with the requirements of any governmental or quasi-governmental authority having jurisdiction (including, without limitation, the Americans with Disabilities Act), with the requirements of Landlord's insurance carriers, and with Landlord's reasonable safety and access requirements, including restrictions on flammable materials and elevator usage;

         (b) not be commenced until Landlord has received satisfactory evidence that all required, permits have been obtained;

         (c) be made only with the prior written consent of Landlord (which may be withheld in Landlord's sole discretion, to the extent, IN LANDLORD'S OPINION, IT NEGATIVELY IMPACTS the structure or electrical, HVAC, plumbing or sprinkler systems of the Building, but which otherwise shall not be unreasonably withheld);

         (d) be constructed in good workmanlike manner and conform to complete working drawings prepared by a licensed architect and submitted to and approved by Landlord;

         (e) be of a quality that equals or exceeds the then current standard for the Project and comply with all building, fire and safety codes;

         (f) be carried out only during hours approved by Landlord by licensed contractors selected by tenant and approved in writing by Landlord (WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED), who shall deliver to Landlord before commencement of the work performance and payment bonds as well as proof of workers' compensation and general liability insurance coverage, including coverage for completed operations and contractual liability, with Landlord and its agents and designees named as additional insureds, in amounts, with companies, and in form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work shall be carried out. Notwithstanding the foregoing, only subcontractors selected or designated by Landlord may be used to make connection with the Project's main electrical, plumbing or HVAC systems, except connections to circuit panels, pipes or ducts within the Premises; and

         (g) upon completion, be shown on accurate "as built" reproducible drawings in the form of reverse sepia transparencies or mylars delivered to Landlord.

15.2 Tenant Installations. Tenant may install in the Premises its usual trade fixtures and personal property in a proper manner, provided that no installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building. Landlord may require that any work that may affect structural elements or mechanical, electrical, heating, air conditioning, plumbing or other systems be performed by Landlord at Tenant's cost or by a contractor designated by Landlord. No antenna or other equipment shall be placed or installed on the roof without Landlord's prior consent and approval, not to be unreasonably withheld, as to weight, placement, penetrations, method of attachment and screening.

15.3 Mechanics Liens. Tenant shall pay before delinquency all costs for work done or caused to be done by Tenants in the Premises which could result in any lien or encumbrance on Landlord's interest in the Project or any part thereof, shall keep the title to the Project and every part thereof free and clear of any lien or encumbrance in respect of such work, and shall indemnify and hold harmless Landlord and Landlord's agents and employees against any claim, loss, cost, demand or legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and that affects the title to the Project or any part thereof, and shall cause the same to be removed by bonding or otherwise within five days, failing which Landlord may take such action as Landlord deems necessary to remove same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord. If provided by applicable law, Tenant shall cause such postings to be made and notices given as shall prevent any mechanics' lien for work done for Tenant from attaching to the Project.

ARTICLE 16  ASSIGNMENT AND SUBLETTING

16.1 Consent Required. Tenant shall not assign its interest under this Lease or sublet all or any part of the Premises without Landlord's prior written consent, which shall not be unreasonably withheld OR DELAYED. Tenant shall not at any time pledge, hypothecate, mortgage or otherwise encumber its interest under this Lease as security for the payment of a debt or the performance of a contract. Tenant shall not permit its interest under this Lease to be transferred by operation of law. Any purported assignment or sublease made without Landlord's consent, OR FOR WHICH LANDLORD IS NOT FURNISHED WITH A FULLY EXECUTED COPY OF SUCH ASSIGNMENT OR SUBLEASE, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO LANDLORD, SHALL BE VOID. LANDLORD AGREES NOT TO WITHHOLD ITS CONSENT TO ASSIGNMENTS OR SUBLEASES IN WHICH THE ASSIGNEE OR SUBLESSEE IS A COMPANY EITHER WHOLLY OWNED BY TENANT, OR IN WHICH TENANT MAINTAINS A CONTROLLING, MAJORITY INTEREST.

16.2 Requests for Approval. Landlord shall be under no obligation to decide whether consent will be given or withheld unless Tenant has first provided to
Landlord: (a) the name and legal composition of the proposed assignee or subtenant and the nature of its business; (b) the use to which the proposed assignee or subtenant intends to put the Premises; (c) the terms and conditions of the proposed assignment or sublease and of any related. transaction between Tenant and the proposed assignee or subtenant; (d) information related to the experience, integrity and financial resources of the proposed assignee or subtenant; (e) such information as Landlord may request to supplement, explain or provide details of the matters submitted by Tenant pursuant to subparagraphs
(a) through (d); and (f) reimbursement for all costs REASONABLY incurred by Landlord, including attorneys' fees, in connection with evaluating the request and preparing any related documentation. Landlord shall respond within 15 days to such requests; FAILURE OF LANDLORD TO RESPOND WITHIN 15 DAYS SHALL BE DEEMED APPROVAL.

16.3 Continued Responsibility. Tenant shall remain fully liable for performance of this Lease, notwithstanding any assignment or sublease, for the entire Lease Term.

16.4 Excess Proceeds. If consent to an assignment or sublease is given, Tenant shall pay to Landlord, as additional rent, one half of all amounts received from the assignee or subtenant in excess of the amounts otherwise payable by Tenant to Landlord with respect to the space involved, measured on a per square foot basis, AND AFTER DEDUCTING REASONABLE FEES ACTUALLY PAID FOR BROKERAGE SERVICES.

16.5 Limitations. Without limiting appropriate grounds for withholding consent, it shall not be unreasonable for Landlord to withhold consent if the proposed assignee or subtenant is a tenant in another building owned by Landlord or by an affiliate of Landlord or of any of Landlord's constituent partners or principals or if the use by the proposed assignee or subtenant would contravene this Lease or any restrictive use covenant or exclusive rights granted by Landlord or if the proposed assignee or subtenant does not intend to occupy the Premises for its, own use or if the nature of the proposed assignee or subtenant is not compatible with the Project.

16.6 No Waiver. No consent shall constitute consent to any further assignment or subletting.

16.7 Transfer by Landlord. Upon a sale or other transfer of the Project (or a portion thereof containing the Premises) by Landlord, Landlord's interest in this Lease shall automatically be transferred to the transferee, the transferee shall automatically assume all of Landlord's obligations under this Lease accruing from and after the date of transfer, and the transferor shall be released of all obligations under this Lease arising after the transfer. Tenant shall upon request attorn in writing to the transferee.

ARTICLE 17  SUBORDINATION AND ATTORNMENT

17.1 Subordination. This Lease is and shall be subject and subordinate in all respects to all existing and future mortgages or deeds of trust now or hereafter encumbering the Project or any part hereof. The holder of



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


any mortgage or deed of trust may elect to be subordinate to this Lease; provided, however, that in connection with, any future mortgage or deed of trust, Tenant shall be entitled to receive as a condition of the subordination a non-disturbance agreement from the lender on its standard form providing that Tenant's possession of the Premises shall not be disturbed notwithstanding any foreclosure or trustee's sale.

17.2 Lender Protection. Upon a transfer in connection with foreclosure or trustee's sale proceedings or in connection with a default under an encumbrance, whether by deed to the holder of the encumbrance in lieu of foreclosure or otherwise, Tenant, if requested, shall in writing attorn to the transferee, but the transferee shall not be:

         (a) subject to any offsets or defenses which Tenant might have against Landlord; or

         (b) bound by any prepayment by Tenant of more than one month's installment of rent; or

         (c) subject to any liability or obligation of Landlord except those arising after the transfer, OR THOSE WHICH ARE CONTINUING UNFULFILLED OBLIGATIONS OF LANDLORD AS OF THE TRANSFER. THE TRANSFEREE SHALL NOT, HOWEVER, BE SUBJECT TO PRE-TRANSFER CLAIMS FOR DAMAGES IN EXCESS OF THE COST TO CURE UNFULFILLED LANDLORD OBLIGATIONS.

17.3 Documentation. The subordination provisions of this Article shall be self-operating and no further instrument shall be necessary. Nevertheless Tenant, on request, shall execute and deliver any and all instruments further evidencing such subordination.

17.4 Other Transactions. Landlord may at any time and from time to time grant, receive, dedicate, relocate, modify, surrender or otherwise deal with easements, rights of way, restrictions, covenants, equitable servitudes or other matters affecting the Project without notice to or consent by Tenant, SO LONG AS THEY DO NOT MATERIALLY OR ADVERSELY AFFECT TENANT'S BUSINESS.

ARTICLE 18  ESTOPPEL CERTIFICATES

         Tenant shall at any time within ten days after written request from Landlord execute, acknowledge and deliver to Landlord a statement in writing:
(a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (b) confirming the commencement and expiration dates of the term; (c) confirming the amount of the security deposit held by Landlord; (d) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; and (e) confirming such other matters as to which Landlord may reasonably request confirmation. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of the Premises or the Project. If Landlord desires to finance or refinance the Project, Tenant hereby agrees to deliver to any lender designated by Landlord financial statements of Tenant as may be reasonably required by such lender. SUCH STATEMENTS SHALL BE LIMITED TO THE MOST RECENTLY COMPLETED FISCAL YEAR OF TENANT, PLUS APPLICABLE YEAR TO DATE REPORTS. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

ARTICLE 19  QUIET ENJOYMENT

         If Tenant pays the rent and observes and performs the terms, covenants and conditions contained in this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by, Landlord, or any other person lawfully claiming by, through or under Landlord unless otherwise permitted by the terms of this Lease. Tenant acknowledges that the exercise by the Landlord of any of the rights conferred on Landlord under this Lease and the entry upon the Premises for or in connection with such purposes will not be deemed to be a constructive or actual eviction of the Tenant and will not be considered to be a breach of Landlord's covenant of quiet enjoyment.

ARTICLE 20        SURRENDER AND HOLDOVER

20.1 Surrender. Upon the expiration or termination of this Lease or of Tenant's right to possession, Tenant shall surrender the Premises in a clean undamaged condition, reasonable wear and tear and damage by casualty excepted, and shall remove all of Tenant's equipment, fixtures and property and repair all damage caused by the removal. Tenant shall not remove permanent improvements that were provided by Landlord at the commencement of this Lease and shall not remove permanent improvements later installed by Tenant unless directed to do so by Landlord.

20.2 Holdover. If Tenant holds over without Landlord's consent, Tenant shall, at Landlord's election, be a tenant at will or a tenant from month-to-month. In either case rent shall be payable monthly in advance at a rate equal to 125% of the rate in effect immediately before the holdover began. A holdover month-to-month tenancy may be terminated by either party as of the first day of a calendar month upon at least ten days' prior notice. A holdover tenancy at will is terminable at any time by either party without notice, regardless of whether rent has been paid in advance. Upon a termination under this Section, unearned rent shall be refunded following the surrender of possession provided Tenant is not otherwise in breach of this Lease.

ARTICLE 21  BREACH, DEFAULT, AND REMEDIES

21.1     Default. The following shall constitute "Events of Default":

         (a) Tenant's failure to pay rent or any other amount due under this Lease within five days after WRITTEN notice of nonpayment; or

         (b) Tenant's failure to execute, acknowledge and return a subordination agreement under Article 17 or an estoppel certificate under
Article 18 within ten days after request where the failure continues for an additional ten days after notice that it was not received during the initial ten-day period; or

         (c) Tenant's failure to perform any other obligation under this Lease within fifteen days after WRITTEN notice of nonperformance; provided, however, that if the breach is of such a nature that it cannot be cured within fifteen days, no Event of Default shall be deemed to have occurred by reason of the breach if cure is commenced promptly and diligently pursued to completion within a period not longer than ninety days; and provided further, that in the event of a breach involving an imminent threat to health or safety, Landlord may in its notice of breach reduce the period for cure to such shorter period as may be reasonable under the circumstances; or

         (d) Tenant vacates, abandons, or otherwise ceases to use the Premises on a substantial continuing basis except temporary absence excused by reason of fire, casualty, failure of services or other cause wholly beyond Tenant's control; for these purposes, absence for SIXTY consecutive business days shall conclusively be deemed an abandonment.

21.2 Remedies. Upon the occurrence of an Event of Default, Landlord, at any time thereafter without further notice or demand may exercise any one or more of the following remedies concurrently or in succession:

         (a) Terminate Tenant's right to possession of the Premises by legal process or otherwise, with or without terminating this Lease, and retake exclusive possession of the Premises.

         (b) From time to time relet all or portions of the Premises, using reasonable efforts to mitigate Landlord's damages. In connection with any reletting, Landlord may relet for a period extending beyond the term of this Lease and may make alterations or improvements to the Premises without releasing Tenant of any liability. Upon a reletting of all or substantially all of the Premises, Landlord shall be entitled to recover all of its then prospective damages for the balance of the Lease Term measured by the present value of the difference between amounts payable under this Lease and the anticipated net proceeds of reletting.

         (c) From time to time recover accrued and unpaid rent and damages arising from Tenant's breach of the Lease, regardless of whether the Lease has been terminated, together with applicable late charges and interest at the rate of 18% per annum or the highest lawful rate, whichever is less.

         (d)      Enforce the statutory Landlord's lien on Tenant's property.

         (e) Recover all costs, expenses and attorneys' fees incurred by Landlord in connection with enforcing this Lease, recovering possession, reletting the Premises or collecting amounts owed, including, without limitation, costs of alterations, brokerage commissions, and other costs incurred in connection with any reletting.

         (f) Perform the obligation on Tenant's behalf and recover from Tenant, upon demand, the entire amount expended by Landlord plus 10% for special handling, supervision, and overhead.

         (g)      Pursue other remedies available at law or in equity.

21.3 Subtenancies. Upon a termination of Tenant's right to possession, whether or not this Lease is terminated: (a) subtenancies and other rights of persons claiming under or through Tenant shall be terminated or (b) Tenant's interest in such subleases or other arrangements shall be assigned to Landlord. Landlord may separately elect termination or assignment with respect to each such subtenancy or other matter.

21.4 DEFAULT BY LANDLORD. LANDLORD SHALL NOT BE IN DEFAULT UNLESS LANDLORD FAILS TO PERFORM ITS OBLIGATIONS WITHIN FIFTEEN (15) DAYS AFTER WRITTEN NOTICE FROM TENANT OF SUCH DEFAULT. IN THE EVENT THE NATURE OF THE ALLEGED DEFAULT IS SOMETHING THAT REASONABLY REQUIRES MORE THAN FIFTEEN (15) DAYS TO CURE, LANDLORD SHALL NOT BE DEEMED IN DEFAULT IF IT HAS, WITHIN THE FIFTEEN (15) DAY NOTICE PERIOD, COMMENCED TO CURE THE DEFAULT AND DILIGENTLY PURSUES THE CURE UNTIL THE CONDITION CREATING THE DEFAULT IS ABATED OR CORRECTED. IN THE EVENT LANDLORD HAS NOT CURED THE DEFAULT WITHIN THE TIME ALLOWED, TENANT MAY PURSUE ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY.

ARTICLE 22  LANDLORD LIABILITY

Notwithstanding anything to the contrary in this Lease, neither Landlord nor Landlord's directors, officers, shareholders, employees, agents, constituent partners, beneficiaries, trustees and representatives, successors or assigns (collectively, "Landlord's Affiliates") shall be personally responsible or liable for any representation, warranty, covenant, undertaking or agreement contained in the Lease, and the sole right and remedy of the Tenant or any subsequent sublessee or assignee shall be against Landlord's interest in the Project. Neither Tenant nor any subsequent sublessor or assignee shall seek to obtain any judgment imposing personal liability against Landlord, Landlord's Affiliates, or their successors or assigns nor execute upon any judgment or place any lien against any property other than Landlord's interest in the Project. Landlord shall give written notice to Tenant of any change in ownership affecting more than 50% of the ownership of Landlord.

ARTICLE 23  NOTICES

Any notice from one party to the other shall be in writing and shall be deemed duly served: (a) if delivered personally to a corporate officer of Tenant, or if mailed by registered or certified mail addressed to Tenant at the Premises or
(b) if mailed by registered or certified mail to Landlord at the address set forth in Section 1.12 or such other address as Landlord may designate. Any notice to Tenant prior to Tenant's taking possession of the Premises, however, shall instead be sent to the address set forth in Section 1.11. Any notice shall be deemed to have been given three days after it was mailed, if mailed, and when delivered, if personally delivered.

ARTICLE 24  BROKERAGE


TENANT WARRANTS AND REPRESENTS THAT IT HAS DEALT WITH NO BROKER OR OTHER PERSON, OTHER THAN HORIZON REAL ESTATE GROUP, INC. AND B-H ENTERPRISES OF ARIZONA, INC. IN CONNECTION WITH THIS LEASE. TENANT SHALL DEFEND, INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ALL CLAIMS OR LIABILITIES ARISING FROM ANY CLAIM OF COMMISSION FROM ANY OTHER PARTY CLAIMING THROUGH TENANT. LANDLORD AGREES TO COMPENSATE THE BROKERS AS CONSIDERATION FOR SERVICES RENDERED IN EXECUTION OF THIS LEASE A FEE OF 5% OF THE BASE RENT RESERVED HEREUNDER (DIVIDED EQUALLY BETWEEN HORIZON REAL ESTATE GROUP AND B-H ENTERPRISES) IN TWO EQUAL INSTALLMENTS, FIRST ON THE EXECUTION HEREOF BY ALL PARTIES, AND SECOND UPON THE FIRST PAYMENT OF BASE RENT BY TENANT. LANDLORD FURTHER AGREES TO COMPENSATE BROKERS IN THE EVENT THE LEASE TERM IS RENEWED OR THE PREMISES ARE EXPANDED PURSUANT TO TERMS CONTAINED IN THIS LEASE. UPON EXPANSION PER THE EXPANSION OPTION, THE BROKERS SHALL BE PAID 5% (DIVIDED EQUALLY) OF THE BASE RENT DUE FROM THE OCCUPANCY DATE OF THE EXPANDED PREMISES UNTIL THE DATE WHICH IS FIVE YEARS FROM THE COMMENCEMENT DATE, AND 3% OF THE BASE, RENT FOR THE BALANCE OF THE INITIAL TERM AS EXTENDED BY THE EXPANSION OPTION. UPON EXERCISE OF THE TWO YEAR RENEWAL OPTION, THE BROKERS SHALL BE PAID 5% (DIVIDED EQUALLY) OF THE BASE RENT DUE FOR THE TWO YEAR RENEWAL TERM. NO BROKERAGE COMPENSATION SHALL BE PAID IN THE EVENT TENANT RENEWS THE LEASE FOLLOWING EXERCISE OF THE EXPANSION OPTION, NOR FOR ANY EXPANSION RESULTING FROM TENANT'S EXERCISE OF A RIGHT OF FIRST REFUSAL ON OTHER UNOCCUPIED SPACE IN THE PROJECT.

ARTICLE 25  GENERAL

25.1 Severability. If any term, covenant or condition of this Lease, or the application thereof, is to any extent held or rendered invalid, it shall be and is hereby deemed to be independent of the remainder of the Lease and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality shall not affect, impair or invalidate the remainder of the Lease or any part thereof

25.2 No Waiver. The waiver by Landlord, OR BY TENANT, of any breach of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition contained in this Lease. The subsequent acceptance of rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of rent. No term, covenant or condition of this Lease shall be deemed to have been Waived by Landlord OR TENANT unless such waiver is in writing by Landlord OR TENANT.

25.3 Effect of Payment. No payment by Tenant or receipt by the Landlord of a lesser amount than the monthly payment of rent herein stipulated is deemed to be other than on account of the earliest stipulated rent, nor is, any endorsement or statement on any check or any letter accompanying any check or payment of rent deemed an acknowledgment of full payment or accord and satisfaction, and Landlord may accept and cash any check or payment without prejudice to Landlord's right to recover the balance of the rent due and pursue any other remedy provided in this Lease.

25.4 Delay. If either party is delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reasons of strikes, labor troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God, or other reason whether of a like nature or not that is beyond the control of the party affected, financial inability excepted, then, IF NOTICE IS GIVEN WITHIN TEN (10) DAYS AFTER COMMENCEMENT OF THE FORCE MAJEURE EVENT, the performance of that term, covenant or act is excused for the period of the delay and the party delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. Nothing in this Section, however, shall excuse Tenant from the prompt payment of any amount payable under this Lease nor from the consequences of Tenant Delay as provided in Exhibit C (if attached).

25.5 Lender Notice. In the event of a material default by Landlord of a sufficiently serious nature that Tenant considers the utility of the Premises to Tenant to be significantly impaired, Tenant shall give written notice of the default to Landlord and shall simultaneously send a copy of the notice to the holder of any encumbrance, the name and address of whom has previously been finished in writing to Tenant.

25.6 No Offer. The submission of this Lease for examination does not constitute a reservation of an option to lease the Premises, and this Lease becomes effective as a lease only upon its execution and delivery by Landlord and Tenant.

25.7 Successors. All rights and liabilities under this Lease extend to and bind the successors and assigns of Landlord and permitted successors and assigns of Tenant. No rights, however, shall inure to the benefit of any transferee of the Tenant unless the transfer has been consented to by the Landlord in writing as provided in Section 16.1. If there is more than one Tenant, they are all bound jointly and severally by the terms, covenants and conditions of this Lease.

25.8 Integration. This Lease and the Exhibits hereto attached, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no other covenants, promises, agreements, conditions or understandings, either oral or written, between them. No alteration, amendment or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by Tenant and Landlord.

25.9 Governing Law. This Lease will be construed in accordance with and governed by the laws of the State of Arizona.

25.10 Deadlines Enforceable. Time is of the essence of this Lease and of every part hereof.

25.11 Counterparts. This Lease may be executed in counterparts, which together shall constitute a single instrument.

ARTICLE 26  OPTION TO EXPAND

26. AT ANY TIME DURING THE INITIAL TERM HEREOF, TENANT SHALL HAVE THE OPTION TO EXPAND ITS PREMISES INTO THE ADJACENT SUITE PRESENTLY OCCUPIED BY PHOENIX NEWSPAPERS, INC. (THE "EXPANSION OPTION"). UPON RECEIPT OF TENANT'S NOTICE, LANDLORD SHALL INITIATE THE PROCESS OF RELOCATING PHOENIX NEWSPAPERS, INC. TO OTHER SPACE. LANDLORD SHALL HAVE ONE YEAR FROM RECEIPT OF TENANT'S NOTICE TO HAVE PHOENIX NEWSPAPERS VACATE THE SPACE. UPON THE DATE PHOENIX NEWSPAPERS VACATES, LANDLORD AND TENANT SHALL COMMENCE ALTERATIONS AS REQUIRED FOR TENANT'S USE OF THE EXPANSION PREMISES. THE PROCESS OF ARCHITECTURAL DESIGN, BIDDING, AND COMPLETION OF THE WORK SHALL FOLLOW THE SAME PROCESS AS IN EXHIBIT C, EXCEPT THAT LANDLORD'S COSTS SHALL BE LIMITED TO $25,000. BASE RENT FOR THE EXPANSION SPACE SHALL BE ADDED TO THE BASE RENT FOR THE (INITIAL) PREMISES AS SET FORTH IN
ARTICLE 1.7 AND SHALL COMMENCE ON THE DATE THE SPACE IS VACATED BY PHOENIX NEWSPAPERS AND SHALL BE $.68 PER SQUARE FOOT OF EXPANSION SPACE PER MONTH , NET OF ALL OPERATING COSTS, FROM OCCUPANCY UNTIL APRIL 30, 2000, AND $.75 PER SQUARE FOOT OF EXPANSION SPACE PER MONTH, NET OF ALL OPERATING COSTS, FROM MAY 1, 2000 TO THE END OF THE INITIAL TERM. IN ORDER TO PREPARE ONE RENTAL CHARGE FOR TENANT, LANDLORD SHALL CONVERT THE NET RENTAL RATES ($.68 AND $.75) TO RENTAL RATES DENOMINATED AS PER THE INITIAL TERM BY ADDING THE OPERATING COSTS PER RENTABLE SQUARE FOOT FROM 1997. THE RESULTING RATES SHALL THEN BE BLENDED WITH THE BASE RENT FOR THE (INITIAL) PREMISES TO ARRIVE AT THE BASE RENT FOR THE TOTAL PREMISES OF 64,000+/- SQUARE FEET. BY WAY OF EXAMPLE, IF THE OPERATING COSTS IN 1997 ARE ASSUMED TO BE $.17 PER SQUARE FOOT, THE BASE RENT OF THE EXPANDED 64,000+/- SQUARE FEET WOULD INITIALLY BE:


                                                 Base        1997 Oprtg         Gross            Monthly
                                    Sq Ft        Rate           Costs            Rate             Rent
-------------------------------  ------------ -----------  --------------- ---------------- -----------------
Initial Premises                    38,712        0.75            NA             0.7500         29,034.00
Expansion Area                      24,757        0.68          0.17             0.8500         21,043.45
                                 ------------ -----------  --------------- ---------------- -----------------
Total Expanded Area                 63,469                                       0.7890         50,077.45

CONCURRENTLY, TENANT'S PROPORTIONATE SHARE SHALL BE INCREASED TO THE PERCENTAGE OF TENANT'S TOTAL RENTABLE AREA, DIVIDED BY THE TOTAL RENTABLE AREA OF THE PROJECT. AS FURTHER CONSIDERATION FOR THE EXPANSION OPTION, THE INITIAL TERM SHALL BE AUTOMATICALLY EXTENDED SO THAT THE EXPIRATION DATE IS FIVE YEARS FROM THE DATE TENANT OCCUPIES THE EXPANDED PREMISES. THE EXPANSION OPTION, ONCE EXERCISED, IS IRREVOCABLE BY TENANT. IF THE ORIGINAL EXPIRATION DATE IS TO OCCUR PRIOR TO TENANT'S OCCUPANCY OF THE EXPANDED PREMISES, THE TERM SHALL CONTINUE WITH BASE RENT AND OTHER CHANGES PAYABLE ON THE ORIGINAL 38,712 SQUARE FEET UNTIL THE EXPANSION SPACE IS VACATED BY PHOENIX NEWSPAPERS, INC.

ARTICLE 27  RIGHT OF FIRST REFUSAL

27. IF DURING THE INITIAL TERM, OR ANY EXTENDED OR RENEWAL TERM HEREOF, ANY SPACE BECOMES AVAILABLE FOR LEASE WITHIN THE PROJECT, TENANT SHALL ENJOY THE RIGHT OF FIRST REFUSAL ON THAT SPACE AS FOLLOWS. UPON RECEIPT BY LANDLORD OF A BONA FIDE OFFER TO LEASE FROM A TENANT, WHICH OFFER LANDLORD ELECTS TO ACCEPT TENANT SHALL HAVE A PERIOD OF FIVE (5) BUSINESS DAYS FOLLOWING RECEIPT OF LANDLORD'S NOTICE OF INTENT TO LEASE THE SPACE DURING WHICH TENANT MAY ELECT TO LEASE THE AFFECTED SPACE ON THE SAME RATE AND TERMS AS OFFERED TO LANDLORD, EXCEPT THAT TENANT'S LEASE TERM ON ITS CURRENT SPACE AND THE AFFECTED SPACE SHALL BE EXTENDED TO THE PROSPECTIVE EXPIRATION DATE IN THE OFFER TO LEASE. LANDLORD'S NOTICE OF INTENT TO LEASE MUST BE IN WRITING, BE SUFFICIENTLY CLEAR AS TO EXPRESS THE RENTAL RATE, ANY ALTERATIONS TERMS, AND OTHER SALIENT TERMS, SO THAT TENANT MAY MAKE AN INFORMED DECISION TO EXERCISE ITS RIGHT OF FIRST REFUSAL. FAILURE OF TENANT TO RESPOND AFFIRMATIVELY EXERCISING ITS RIGHT TO ENTER INTO THE LEASE OFFERED SHALL BE DEEMED A REJECTION OF THE OFFER. LANDLORD SHALL THEREUPON BE FREE TO ENTER INTO THE LEASE WITH THE PARTY THAT MADE THE OFFER ON TERMS NO LESS FAVORABLE THAN OFFERED TO TENANT. IF THE SAID LEASE IS NOT CONSUMMATED WITHIN 60 DAYS FOLLOWING LANDLORD'S NOTICE, OR IF THE TERMS ARE MADE MATERIALLY MORE FAVORABLE TO THE INTENDED LESSEE, TENANTS RIGHT OF FIRST REFUSAL SHALL AGAIN BE EFFECTIVE AS TO THE SPACE IN QUESTION.

ARTICLE 28  REPRESENTATIONS AND WARRANTIES

28. EACH PARTY REPRESENTS AND WARRANTS TO THE OTHER THAT, AS OF THE EXECUTION
HEREOF:

         (a) AUTHORITY. IT HAS FULL POWER, AUTHORITY AND LEGAL RIGHT TO EXECUTE THIS LEASE, AND TO LEASE THE PREMISES TO TENANT OR FROM LANDLORD PURSUANT TO THE TERMS HEREOF AND TO KEEP AND OBSERVE ALL OF THE TERMS OF THIS LEASE ON ITS PART TO BE PERFORMED.

         (b) LEGAL STATUS AND AUTHORITY. IT (AND EACH ENTITY EXECUTING THE LEASE AS OR ON BEHALF OF IT) (i) IS DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF ITS STATE OF ORGANIZATION OR INCORPORATION; (ii) IS DULY QUALIFIED TO TRANSACT BUSINESS AND IS IN GOOD STANDING IN THE STATE OF ARIZONA; AND (iii) HAS ALL NECESSARY APPROVALS, GOVERNMENTAL AND OTHERWISE, AND FULL POWER AND AUTHORITY TO OWN THE PROJECT (IF LANDLORD) OR LEASE THE PREMISES (IF TENANT) AND CARRY ON ITS BUSINESS AS NOW CONDUCTED. LANDLORD NOW HAS AND SHALL CONTINUE TO HAVE THE FULL RIGHT, POWER AND AUTHORITY TO OPERATE AND LEASE THE PROJECT, AND TO PERFORM ALL OF THE OTHER OBLIGATIONS TO BE PERFORMED BY LANDLORD UNDER THIS LEASE. TENANT NOW HAS AND SHALL CONTINUE TO HAVE THE FULL RIGHT, POWER AND AUTHORITY TO LEASE THE PREMISES FROM LANDLORD, AND TO PERFORM ALL OF THE OTHER OBLIGATIONS TO BE PERFORMED BY TENANT UNDER THIS LEASE.

         (c) VALIDITY OF DOCUMENTS. THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LEASE (i) ARE WITHIN ITS POWER; (ii) HAVE BEEN AUTHORIZED BY ALL REQUISITE PARTNERSHIP, CORPORATE, OR LIMITED LIABILITY COMPANY ACTION (AS THE CASE MAY BE); (iii) HAVE RECEIVED ALL NECESSARY APPROVALS AND CONSENTS; (iv) WILL NOT VIOLATE, CONFLICT WITH, RESULT IN A BREACH OF OR CONSTITUTE (WITH NOTICE OR LAPSE OF TIME, OR BOTH) A DEFAULT UNDER ANY PROVISION OF LAW, ANY ORDER OR JUDGMENT OF ANY COURT OR GOVERNMENTAL AUTHORITY, THE ARTICLES OF INCORPORATION, BY-LAWS, OPERATING AGREEMENT OR OTHER GOVERNING INSTRUMENT OF IT, OR ANY INDENTURE, AGREEMENT, OR OTHER INSTRUMENT TO WHICH IT (AND EACH ENTITY EXECUTING THE LEASE AS OR ON BEHALF OF LANDLORD OR TENANT) IS A PARTY OR BY WHICH THE PROJECT MAY BE BOUND OR AFFECTED.

         (d) LITIGATION. THERE IS NO ACTION, SUIT, OR PROCEEDINGS, JUDICIAL, ADMINISTRATIVE OR OTHERWISE (INCLUDING ANY CONDEMNATION OR SIMILAR PROCEEDINGS) OF A MATERIAL NATURE, PENDING OR, TO THE BEST OF THE PARTY'S KNOWLEDGE, THREATENED OR CONTEMPLATED AGAINST, OR AFFECTING IT, OR THE PROJECT THAT MIGHT ADVERSELY AFFECT THE OTHER PARTY'S INTEREST IN THE PREMISES OR THE RIGHTS OF THE OTHER PARTY UNDER THE LEASE.

         (e)      STATUS OF PROPERTY. TO THE BEST OF LANDLORD'S KNOWLEDGE
HEREOF: (i) LANDLORD HAS OBTAINED ALL NECESSARY CERTIFICATES, LICENSES AND OTHER APPROVALS, GOVERNMENTAL AND OTHERWISE, NECESSARY FOR THE OPERATION OF THE PROJECT AND THE CONDUCT OF ITS BUSINESS, AND ALL REQUIRED ZONING, BUILDING CODE, LAND USE, ENVIRONMENTAL AND OTHER SIMILAR PERMITS OR APPROVALS, ALL OF WHICH ARE IN FULL FORCE AND EFFECT AS OF THE DATE HEREOF AND NOT SUBJECT TO REVOCATION, SUSPENSION, FORFEITURE OR MODIFICATION. (ii) THE PROJECT AND THE PRESENT AND CONTEMPLATED USES AND OCCUPANCY THEREOF ARE IN FULL COMPLIANCE WITH ALL APPLICABLE LAWS, INCLUDING, WITHOUT LIMITATION, ZONING ORDINANCES, BUILDING CODES, LAND USE AND ENVIRONMENTAL LAWS, LAWS RELATED TO THE DISABLED (INCLUDING, BUT NOT LIMITED TO, THE ADA) AND OTHER SIMILAR LAWS. (iii) THE PROJECT IS SERVED BY ALL UTILITIES REQUIRED FOR THE CURRENT OR CONTEMPLATED USE THEREOF, WITH THE EXCEPTION OF NATURAL GAS. ALL UTILITY SERVICE IS PROVIDED BY PUBLIC UTILITIES AND THE PROJECT HAS ACCEPTED OR IS EQUIPPED TO ACCEPT SUCH UTILITY SERVICE. (iv) ALL PUBLIC ROADS AND STREETS NECESSARY FOR SERVICE OF AND ACCESS TO THE PROJECT FOR THE CURRENT OR CONTEMPLATED USE THEREOF HAVE BEEN COMPLETED, ARE SERVICEABLE AND ALL-WEATHER AND ARE PHYSICALLY AND LEGALLY OPEN FOR USE BY THE PUBLIC. (v) THE PROJECT IS SERVED BY PUBLIC WATER AND SEWER SYSTEMS. (vi) THE PROJECT IS FREE FROM DAMAGE CAUSED BY FIRE OR OTHER CASUALTY. (vii) ALL COSTS AND EXPENSES OF ANY AND ALL LABOR, MATERIALS, SUPPLIES AND EQUIPMENT USED IN THE CONSTRUCTION OF THE PROJECT HAVE BEEN PAID IN FULL. (viii) ALL LIQUID AND SOLID WASTE DISPOSAL, SEPTIC AND SEWER SYSTEMS LOCATED ON THE PROJECT ARE IN A GOOD AND SAFE CONDITION AND REPAIR AND IN COMPLIANCE WITH ALL APPLICABLE LAWS.

         (f) FINANCIAL CONDITION. IT (AND EACH ENTITY EXECUTING THIS LEASE AS OR ON BEHALF OF IT) IS SOLVENT, AND NO BANKRUPTCY, REORGANIZATION, INSOLVENCY OR SIMILAR PROCEEDING UNDER ANY FEDERAL OR STATE LAW WITH RESPECT TO IT (AND EACH ENTITY EXECUTING THIS LEASE AS OR ON BEHALF OF IT) HAS BEEN INITIATED.

         (g) TITLE. LANDLORD WARRANTS TO TENANT THAT LANDLORD HAS GOOD AND MARKETABLE TITLE TO THE PROJECT AND HAS THE FULL POWER, AUTHORITY AND RIGHT TO EXECUTE, DELIVER AND PERFORM ITS OBLIGATIONS UNDER THIS LEASE AND TO LEASE THE PREMISES TO TENANT AND THAT LANDLORD OWNS THE PROJECT FREE AND CLEAR OF ALL LIENS, ENCUMBRANCES AND CHARGES WHATSOEVER EXCEPT FOR CURRENT PROPERTY TAXES, PROPERTY OWNER ASSOCIATION ASSESSMENTS, AND CHARGES FOR LABOR, MATERIALS AND SERVICES BEING FURNISHED TO THE PROJECT BY LANDLORD'S VENDORS AND CONTRACTORS.

In Witness Whereof, the parties have entered into this lease as of the day and year first above written.

LANDLORD:                                        TENANT:

MONAGHAN COMPANY, LLC                            ELECTRONICS ACCESSORY
an Arizona limited liability company             SPECIALISTS INTERNATIONAL, INC.
                                                 a Delaware corporation

By  /s/ J. MONAGHAN                              By  /s/ MONTE HALL
    ---------------------------------                ---------------------------
Its                                              Its Controller
    ---------------------------------                ---------------------------

COLONIAL TRUST COMPANY, an Arizona
corporation, as successor Trustee under the Monaghan Irrevocable Children's Trust created
December 17, 1983.

By: /s/ A. ROLSON
    -------------------------------
Its:   VP
    -------------------------------

                                    EXHIBIT A

                                  THE PREMISES


                                  [Floor Plan]

                                    EXHIBIT B

                                   THE PROJECT


                                [Site Plan Map]

                                    EXHIBIT C

                             CONSTRUCTION PROVISIONS

1. Space Plan. Attached to this Lease as Exhibit C-1 is a preliminary space plan prepared by Architecture Plus (Job No.________, dated _______________) approved by Landlord and Tenant showing the size, nature and location of the improvements to be constructed in the Premises (the "Improvements"). Promptly following execution of this Lease, Tenant shall meet with Landlord's architect and shall provide such information and make such selections as may be necessary for the expeditious completion of the planning process. Exhibit C-1 expresses all of the demolition, alterations, and improvements to be performed by Landlord ("Landlord's Work").

2. Working Drawings. Landlord's Work shall not be commenced unless and until working drawings prepared by Architecture Plus are completed and approved in writing by Tenant.

3. Cooperation. During the entire course of the process described above, both Landlord and Tenant shall review and respond to submissions by the other party with reasonable dispatch. Tenant shall respond with its approval or comments within three days after receipt of initial drawings, specifications, or other materials requiring Tenant's review and within three days after receipt of revised versions of such documents or materials. From time to time at the request of either party Landlord and Tenant shall devise, and revise as necessary, working schedules for construction of the Improvements. Tenant shall not permit any supplier, installer, contractor, or other person employed by Tenant to interfere in any way with the progress of the work. Access by Tenant's suppliers, contractors and installers shall be subject to (i) scheduling by Landlord upon at least ten days' prior notice by Tenant, and (ii) compliance with all requirements imposed by Landlord with respect to insurance, cooperation, permits, licenses, bonding, hours of work, safety and use of flammable substances.

4. Cost. The working drawings shall be put out to bid to at least three contractors of Landlord's choosing. Landlord shall inform Tenant of all bids and shall choose the contractor for award of the job after consultation with Tenant. To the extent the bid price, together with architectural fees, building permit and plan check fees, and any related out of pocket costs to Landlord for the Work exceeds $50,000, Tenant shall advance to Landlord payment of the excess, if any, prior to commencement of the Work. In the event of change orders during the completion of the Work, Tenant shall pay to Landlord the amount of additive change orders above the $50,000 threshold, and Landlord shall refund to Tenant from such advances the amount of any price reduction change orders.

5. Punchlist. Within ten days after substantial completion of Landlord's Work, Tenant shall deliver to Landlord a written punchlist specifying all defects in materials or workmanship in the Improvements. Any defects not specified in the punchlist, except latent defects not readily discoverable by inspection, are waived. Landlord shall promptly cause all matters appearing on the punchlist to be corrected.

6. Delay. If completion of construction of Improvements within the Premises is delayed by Tenant Delay, then the Commencement Date shall be deemed to have occurred and rent shall begin to accrue as of the date when they would have done so but for the Tenant Delay. "Tenant Delay" means delay as a result of: (a) Tenant's failure to meet with the architect and to provide all required information and make necessary selections for the expeditious development of Plans; (b) Tenant's failure to provide comments on proposed Plans in a timely manner; (c) Tenant's request for materials, finishes or installations requiring more time to obtain, construct or install than Landlord's standard; or (d) Tenant's change in any Plans after the revisions to the initial draft; or, (e) performance or completion by a party employed by Tenant. Landlord shall not be liable for any direct or consequential damages resulting from delayed delivery of the Premises by reason of delayed construction or otherwise.

7. Existing Equipment and Devices. Landlord shall be responsible, at its sole cost and expense, for repairing or replacing, as necessary, all connected electrical devices, heating, ventilation and air conditioning devices, plumbing fixtures, light fixtures, fire sprinklers and related life safety devices, and electrical devices prior to the Commencement Date, and shall warrant such devices for a period of 90 days following the Commencement Date. Landlord makes no warranty as to the adequacy or suitability of such devices for Tenant's use and occupancy; only that such devices shall be in good working order for the period of the 90 day warranty. Landlord makes no warranty, and is under no obligation to service any existing security alarm, telephone wiring or devices beyond the US West IMPOP, or pneumatic systems.



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                                    EXHIBIT D
                              RULES AND REGULATIONS

1.       Tenant shall not obstruct any driveways, parking areas, or sidewalks.

2. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property.

3. Landlord will furnish Tenant free of charge with two keys to each door in the Premises, AND SHALL HAVE RE-KEYED ALL EXTERIOR/ENTRY DOORS. LANDLORD MAY MAKE A REASONABLE CHARGE FOR ANY ADDITIONAL KEYS OBTAINED THROUGH LANDLORD. TENANT SHALL NOT ALTER ANY EXTERIOR LOCK OR INSTALL A NEW OR ADDITIONAL LOCK OR BOLT ON ANY ENTRY DOOR OF ITS PREMISES WITHOUT PRIOR APPROVAL OF LANDLORD AND WITHOUT PROVIDING LANDLORD AND THE FIRE DEPARTMENT WITH KEYS. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

4. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position to all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate excessive noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

5. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

6. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

7. Except as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. PLACEMENT OF NAILS AND PICTURE BOOKS FOR DISPLAY OF ARTWORK IS HEREBY APPROVED. Tenant shall not cut or, bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

8. No cooking shall be done or permitted by any Tenant on the Premises, except by the Tenant of Underwriters' Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

9. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

10. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

11. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations in this Exhibit D stated and any additional rules and regulations which are adopted.

12. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.


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